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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT - April 5, 2001
                        (Date of Earliest Event Reported)

                           COLUMBIA LABORATORIES, INC.
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             (Exact name of registrant as specified in its charter)

                           Commission File No. 1-10352


             Delaware                                   59-2758596
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     (State of Incorporation)                        (I.R.S. Employer
                                                    Identification No.)

100 North Village Avenue, Suite 32
    Rockville Centre, New York                             11570
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      (Address of principal                              Zip Code
        executive offices)


       Registrant's telephone number, including area code: (516) 766-2847


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This Current Report on Form 8-K is filed by Columbia Laboratories, Inc., a
Delaware corporation (the "Company") in connection with the matters described herein.



NY2:\1032339\02\M4K302!.DOC\37965.0012

ITEM 5. OTHER EVENTS.

On April 5, 2001, the Registrant announced that it has requested its licensee, Serono, to voluntarily recall a number of batches of Crinone(R), a progesterone vaginal gel for the use in the treatment of infertile women. The recall has been initiated due to an application problem of the gel, which may change its consistency over time in the recalled batches. Investigations of the problem to date confirm that there is no safety risk for patients, and that the active ingredient, progesterone, is still effective, and all other parameters remain within specification. The Registrant plans to establish a reserve in the first half of 2001 of approximately $1.5 million to cover estimated costs related to the recall. There can be no assurance, however, that such amount will be sufficient to cover all costs and losses that may arise from the recall. For further information, see the Press Release of the Registrant attached hereto as
Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c) Exhibits.

                           99.1     Press Release, dated April 5, 2001,
                                    announcing the voluntary selected product recall of Crinone(R).







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

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 6, 2001

                                    COLUMBIA LABORATORIES, INC.



                                    By:   /s/ David L. Weinberg
                                       ------------------------
                                       Name:  David L. Weinberg
                                       Title: Chief Financial Officer









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

                                  EXHIBIT INDEX



Exhibit No.       Description
-----------       -----------


99.1 Press Release, dated April 5, 2001, announcing the voluntary selected product recall of Crinone(R).













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